SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 15, 1999, is made by and among 8x8, Inc., a Delaware corporation, with headquarters located at 2445 Mission College Blvd., Santa Clara, California 95054 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

B. The Company has authorized two series of convertible notes of the Company, the Series A Convertible Notes in the form attached as Exhibit A (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "Series A Notes") and the Series B Convertible Notes in the form attached as Exhibit B (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "Series B Notes," and collectively with the Series A Notes, the "Notes"), which Notes shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of such Convertible Notes.

C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, (i) Series A Notes in an aggregate principal amount of up to $3,750,000 in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, (ii) Series B Notes in an aggregate principal amount of up to $3,750,000 in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, (iii) for each Series A Note, Series A Warrants (the "Series A Warrants") to purchase up to that number of shares of Common Stock equal to the quotient of (A) the aggregate principal amount of such Series A Note divided by (B) the applicable Conversion Price (as defined in the Series A Note) of such Series A Note (as exercised, the "Series A Warrant Shares"), such Series A Warrants to be substantially in the form attached as Exhibit C and (iv) for each Series B Note, Series B Warrants (the "Series B Warrants" and collectively with the Series A Warrants, the "Warrants") to purchase up to that number of shares of Common Stock equal to the quotient of (A) the aggregate principal amount of such Series B Note divided by (B) the applicable Conversion Price (as defined in the Series B Note) of such Series B Note (as exercised, the "Series B Warrant Shares" and collectively with the Series A Warrant Shares, the "Warrant Shares"), such Series B Warrants to be substantially in the form attached as Exhibit C.

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

a. Purchase of Notes and Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the Series A Notes and the Series B Notes, each in the principal amount as set forth opposite such Buyer's name on the Schedule of Buyers, along with the related Warrants (the "Closing"). The aggregate purchase price of the Notes and the related Warrants at the Closing shall be $7,500,000 with the purchase price for each Buyer (the "Purchase Price") of the Notes and related Warrants is as indicated opposite such Buyer's name on the Schedule of Buyers.

b. The Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. Central Time, within three (3) Business Days (as defined below) following the date hereof, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661- 3693. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

c. Form of Payment. On the Closing Date (i) each Buyer shall pay its pro rata portion of the Purchase Price to the Company for the Notes and the related Warrants to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer Notes (in the principal amounts as such Buyer shall request) (the "Note Certificates") representing such principal amount of the Notes which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers) along with the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

a. Investment Purpose. Such Buyer (i) is acquiring the Notes and the Warrants, (ii) upon conversion of the Notes, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Notes, the Warrants, the Conversion Shares and the Warrant Shares, collectively are referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations contained in this Section 2(a), such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") or (D) transferred in accordance with Rule 144A under the 1933 Act (or any successor rule thereto) ("Rule 144A") to a qualified institutional buyer (as such term is defined in Rule 144A, and further referred to as a "QIB"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

g. Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO EITHER RULE 144A UNDER SAID ACT TO A QUALIFIED INSTITUTIONAL BUYER OR RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with a representation letter in the form attached hereto as Exhibit E (a "Representation Letter") relating to the sale of the Securities pursuant to Rule 144. Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

i. Residency. Such Buyer is a resident of that jurisdiction specified on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 20% of the aggregate voting power of such entity) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). Except as set forth on Schedule 3(a), the Company does not, directly or indirectly, own any capital stock or hold an equity or similar interest in any entity.

b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Notes, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

c. Capitalization. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which, as of December 10, 1999, 18,539,338 shares were issued and outstanding, 548,614 shares were issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and, except as disclosed in Schedule 3(c), no shares are issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which as of the date hereof, no shares were issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

d. Issuance of Securities. The Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. At least 2,750,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below) have been duly authorized and reserved for issuance upon conversion of the Notes and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Notes or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming, with respect to the issuance of Warrant Shares other than a Cashless Exercise (as defined in Section 2(d) of the Warrant), the accuracy as to factual matters of the representations set forth in Section 6 of the Warrant, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company or any of its Subsidiaries is in violation or any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which would not have, individually or in the aggregate, a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either, individually or in the aggregate, would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self- regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market, including without limitation, the requirements set forth in Rule 4310(c)(25)(H) of the Nasdaq National Market as in effect on the date hereof and on the Closing Date and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

f. SEC Documents; Financial Statements. Since March 31, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. The Company meets the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by each Buyer.

g. Absence of Certain Changes. Except as disclosed in Schedule 3(g) or in the SEC Documents filed with the SEC through EDGAR at least five (5) days prior to the date of this Agreement, since March 31, 1999 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in Schedule 3(g) or in the SEC Documents filed with the SEC through EDGAR at least five (5) days prior to the date of this Agreement, since March 31, 1999, the Company has not declared or paid any dividends, sold any assets (not including inventory) in excess of $1,000,000 outside of the ordinary course of business or had capital expenditures in excess of $1,000,000.

h. Absence of Litigation. Except as disclosed in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation, before or by any court, public board, government agency, self- regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such. Except as set forth in Schedule 3(h), to the knowledge of the Company, none of the directors or officers of the Company have been involved in securities-related litigation during the past five years.

i. Acknowledgment Regarding the Buyer's Purchase of Notes. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and the representations and warranties made by each Buyer in Section 2 hereof.

j. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

k. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

l. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company and the Company does not expect to terminate any such officer during the six months following the date hereof.

m. Intellectual Property Rights. Except as set forth in Schedule 3(m), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(m), none of the trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights (collectively, the "Intellectual Property") of the Company have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Schedule 3(m), the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of the Intellectual Property of others. Except as set forth on Schedule 3(m), to the Company's knowledge no administrative or court action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding the infringement of the Intellectual Property of others. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their intellectual properties.

n. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

o. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

p. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

q. Transactions With Affiliates. Except as set forth on Schedule 3(q) and in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

r. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

s. Shareholders Rights Plan. As of the date hereof, the Company has not adopted a shareholder rights plan or similar arrangement relating to accumulation of beneficial ownership of Common Stock or a change in control of the Company.

t. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

u. Year 2000 Compliance. The Company has initiated a review and assessment of all areas within its and each Subsidiary's business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of the Subsidiaries may be unable to recognize and perform properly date- sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on the foregoing, the Company believes that the computer applications that are currently material to its or any Subsidiary's business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

v. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

4. COVENANTS.

a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

c. Reporting Status. Until the earlier of (i) the date which is one year after the date on which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Notes or the Warrants is outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Notes for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

e. Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) within two (2) Business Days after the filing thereof with the SEC, unless available through the EDGAR system, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. During the Reporting Period, the Company shall include each Investor on the Company's distribution list for press releases and shall provide each Investor with any such press releases in the same manner and at the same time as others on such distribution list.

f. Additional Registration Statements; Right of First Refusal. The Company shall not file a registration statement (other than the Registration Statement (as defined in the Registration Rights Agreement), a registration statement on Form S-8 or a resale registration statement covering not more than 134,000 shares of Common Stock required to be filed pursuant to the terms of the Loan and Stock Restriction Agreement, dated May 18, 1999, relating to the Company's acquisition of Odisei S.A.) covering the sale or resale of shares of Common Stock with the SEC during the period beginning on the date hereof and ending on, and including, the date on which the Registration Statement has been declared effective by the SEC.

Subject to the exceptions described below, during the period beginning on the date hereof and ending on, and including, the date which is six months after the Closing Date, the Company and its Subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible into or exchangeable for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("Future Offerings"), unless it shall have first delivered to each Buyer, or a designee appointed by such Buyer, a written notice (the "Future Offering Notice") describing the proposed Future Offering, including the size, terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering, as of the date of delivery of the Future Offering Notice, in the Future Offering on the same terms and conditions set forth in the Future Offering Notice. The limitations referred to in this Section 4(f) are collectively referred to as the "Capital Raising Limitations." For purposes of this Section 4(f), "Aggregate Percentage" at any time with respect to any Buyer shall mean the percentage obtained by the quotient of (i) the aggregate principal amount of the Notes issued to such Buyer on the Closing Date by (ii) the aggregate principal amount of the Notes issued to all Buyers on the Closing Date. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within ten (10) Business Days after receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage of the Future Offering, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase up to its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(f), the Company shall have 60 days thereafter to sell the securities of the Future Offering that the Buyers did not elect to purchase, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 60 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(f). The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank, (ii) the Company's issuances of securities (A) as consideration in a merger or consolidation (B) in connection with any strategic partnership or joint venture with any entity whose primary business is not investing in or advising other entities, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof provided the terms of such securities are not amended after the date hereof, and (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, officers or directors for services provided to the Company. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

g. Right of Participation. Subject to the exceptions described below, during the period beginning on the date which is six months after the Closing Date and ending on and including the date which is one year after the Closing Date, the Company and its Subsidiaries shall not contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible into or exchangeable for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("Participation Offering"), unless it shall have first delivered to each Buyer, or a designee appointed by such Buyer, a written notice (the "Participation Offering Notice") describing the proposed Participation Offering, including the size, terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Participation Percentage (as defined below) of the securities to be issued in such Participation Offering, as of the date of delivery of the Participation Offering Notice, in the Participation Offering on the same terms and conditions as set forth in the Participation Offering Notice. The limitations referred to in this sentence are collectively referred to as the "Participation Raising Limitations"). For purposes of this Section 4(g), "Aggregate Participating Percentage" at any time with respect to any Buyer shall mean the percentage obtained by multiplying (I) 50% by (II) the quotient of (i) the aggregate principal amount of the Notes issued to such Buyer on the Closing Date by (ii) the aggregate principal amount of the Notes issued to all the Buyers on the Closing Date. A Buyer can exercise its option to participate in a Participation Offering by delivering written notice thereof to participate to the Company within ten (10) business days after receipt of a Participation Offering Notice, which notice shall state the quantity of securities being offered in the Participation Offering that such Buyer will purchase, up to its Aggregate Participating Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Participating Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Participating Percentage of the Participation Offering, then each Buyer which has indicated that it is willing to purchase a number of securities in such Participation Offering in excess of its Aggregate Participating Percentage shall be entitled to purchase up to its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Participation Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Participation Offering within the periods described in this Section 4(g), the Company shall have 60 days thereafter to sell the securities of the Participation Offering that the Buyers did not elect to purchase, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Participation Offering Notice. In the event the Company has not sold such securities of the Participation Offering within such 60 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(g). The Participation Raising Limitations shall not apply to (i) a loan from a commercial bank, (ii) the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture with any entity whose primary business is not investing in or advising other entities, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof provided the terms of such securities are not amended after the date hereof and (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, officers or directors for services provided to the Company. The Buyers shall not be required to participate or exercise their right of participation with respect to any particular Participation Offering in order to exercise their right of participation with respect to later Participation Offerings.

h. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (A) 115% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and (B) the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares (without regard to any limitations on conversions or exercise thereof).

i. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including the Nasdaq National Market ("NNM")), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on the NNM or the New York Stock Exchange ("NYSE"). Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the NNM or NYSE (other than to switch listings from the NNM to NYSE). The Company shall promptly, and in no event later than the following Business Day, offer to provide to such Buyer copies of any notices it receives from the NNM or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange, provided that such notices shall not contain any material non-public information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

j. Expenses. The Company shall pay an expense allowance of up to $50,000 to the Buyers or their designees, which amount shall be withheld from the Purchase Price and the Buyers shall promptly remit any amount in excess of actual expenses incurred and, at the request of the Company, invoices or statements for such expenses.

k. Filing of Form 8-K. On or before the fifth (5th) Business Day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act.

l. Proxy Statement. The Company shall provide each stockholder entitled to vote at the next annual meeting of stockholders of the Company to occur after the Proxy Statement Trigger Date (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such annual stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the NNM, and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Notes an amount in cash equal to the product of (i) the principal amount of Notes held by such holder of Notes multiplied by (ii) .015 multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline and prior to the date that a meeting of the Company's stockholders is held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. The "Proxy Statement Trigger Date" shall mean the date which is 90 days after the Closing Date, if on such date the sum of (i) 115% of the number of Conversion Shares issued or issuable upon conversion of the Notes (without regards to any limitations on conversions) and (ii) the number of Warrant Shares issued or issuable upon exercise of the Warrants (without regards to any limitations on exercise), each based on the Conversion Price or Warrant Exercise Price in effect on the date of such determination, is greater than or equal to 20% of the number of shares of Common Stock issued and outstanding immediately prior to the Closing.

m. Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (A) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is listed for trading on the NNM or NYSE.

n. Trading Restrictions. Each Buyer agrees that during the five (5) trading days immediately preceding each of (i) the Closing Date, (ii) the date which is 36 trading days after the Closing Date and (iii) the date which is 90 days after the Closing Date, it shall not sell any shares of Common Stock including by way of any "short sales" of the Common Stock (as defined in Rule 3b-3 of the 1934 Act).

5. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants (in the form attached hereto as Exhibit F, the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent with respect to the Securities and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or such Buyer provides the Company with a Representation Letter (as defined in Section 2(g)) relating to the sale of the Securities pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

(b) Such Buyer shall have delivered to the Company the Purchase Price for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of such Buyer contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and each Buyer with prior written notice thereof:

(a) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

(b) The Common Stock shall be designated for quotation on the NNM or listed on NYSE, and shall not have been suspended from trading on or delisted from such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges and the Company has complied with the listing requirements of the NNM for the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Notes and the Warrants, as the case may be.

(c) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as such Buyer may reasonably request, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

(d) Such Buyer shall have received the opinion of Wilson Sonsini Goodrich & Rosati dated as of the Closing Date, in substantially the form of Exhibit G attached hereto.

(e) The Company shall have executed and delivered to such Buyer the Note Certificates and the Warrants being purchased by such Buyer at the Closing.

(f) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

(g) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and exercise of the Warrants, at least 2,750,000 shares of Common Stock.

(h) The Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(i) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each United States Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten (10) days of the Closing Date.

(j) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing Date.

(k) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Closing Date.

(l) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(m) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

(n) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action and suits and from any claims, losses, costs, penalties, fees, liabilities and damages, and expenses actually suffered or actually paid by such Indemnitee in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated thereby, provided such Indemnitee notifies the Company of its claim for indemnification under this Section 8 for such misrepresentation or breach of a representation or warranty on or before the date which is one (1) year after the date of this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) solely the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Any controversy, claim or dispute arising between the Company and an Indemnitee concerning the existence, scope or amount of any Indemnified Liability shall be determined by arbitration in the City of Chicago by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). Such arbitrator shall be selected by mutual agreement of the Company and such Indemnitee in accordance with the Arbitration Rules. In the event the Company and such Indemnitee cannot agree on the selection of the arbitrator within 30 days, the American Arbitration Association shall nomination three persons. Each of the Company and the Indemnitee shall be entitled to strike one of such three nominees on a peremptory basis within 10 days after its receipt of such list of nominees, indicating its order of preference with respect to the remaining nominees. If two such nominees have been stricken by the parties, the unstricken nominee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the American Arbitration Association from the remaining nominees in accordance with the parties' mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitrator shall base its award on applicable law and judicial precedent, shall include such award findings of fact and conclusions of law upon which the award is based and shall not grant any remedy or relief that a court could not grant under applicable law. The arbitrator's award and findings shall be for purposes of this Section 8 only and shall not in any way limit or prejudice any other rights that the Company or such Indemnitee under this Agreement or the other Transaction Documents or under any applicable law.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Cook County, the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers which purchased a majority of the aggregate principal amount of the Notes on the Closing Date or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase a majority of the aggregate principal amount of the Notes proposed to be issued at the Closing. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Notes as the case may be.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

8x8, Inc.

2445 Mission College Blvd.

Santa Clara, California 95054

Telephone: (408) 727-1885

Facsimile: (408) 933-0234

Attention: Chief Executive Officer

With a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Telephone: 650-493-9300

Facsimile: 650-493-6811

Attention: John T. Sheridan, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company

12039 W. Alameda Parkway, Suite Z-2

Lakewood, Colorado 80228

Telephone: 303-986-5400

Facsimile: 303-986-2444

Attention: John Harmann

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights without the prior written consent of the holders of a majority of the aggregate principal amount of the Notes then outstanding, except pursuant to a Change of Control (as defined in the Notes) with respect to which the Company is in compliance with Section 4 of the Notes. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by such Securities.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before three (3) Business Days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non- breaching party's failure to waive such unsatisfied condition(s)), the non- breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse a non-breaching Buyer for expenses up to the amount described in Section 4(j) above.

m. Placement Agent. The Company acknowledges that it has engaged BancBoston Robertson Stephens, Inc. as a placement agent in connection with the sale of the Notes and the Warrants, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

p. Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement or the Warrants or such Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

* * * * * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:	BUYER:
8x8, INC.	FISHER CAPITAL LTD.
By: ___________________________	By: ___________________________
Name:	Name: Daniel J. Hopkins
Title:	Its: Authorized Signatory
WINGATE CAPITAL LTD.
By: ___________________________
Name: Daniel J. Hopkins
Its: Authorized Signatory

SCHEDULE OF BUYERS
Investor's Name	Investor Address and Facsimile Number	Purchase Price	Principal Amount of Series A Notes	Principal Amount of Series B Notes	Investor's Legal Representatives' Address and Facsimile Number
Fisher Capital Ltd.	Citadel Investment Group, L.L.C. 225 West Washington Street Chicago, Illinois 60606 Attention: Daniel J. Hopkins Facsimile: (312) 338-0780 Telephone: (312) 696-2100 Residence: Illinois	$4,650,000	$2,325,000	$2,325,000	Katten Muchin & Zavis 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Robert J. Brantman, Esq. Facsimile: (312) 902-1061 Telephone: (312) 902-5200
Wingate Capital Ltd.	Citadel Investment Group, L.L.C. 225 West Washington Street Chicago, Illinois 60606 Attention: Daniel J. Hopkins Facsimile: (312) 338-0780 Telephone: (312) 696-2100 Residence: Illinois	$2,850,000	$1,425,000	$1,425,000	Katten Muchin & Zavis 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Robert J. Brantman, Esq. Facsimile: (312) 902-1061 Telephone: (312) 902-5200

SCHEDULES

Schedule of Buyers

EXHIBITS

Exhibit A - Form of Series A Note

EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO EITHER RULE 144A UNDER SAID ACT TO A QUALIFIED INSTITUTIONAL BUYER OR RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(d)(viii) HEREOF. THE PRINCIPAL AMOUNT AND THE INTEREST THEREON REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THIS NOTE.

SERIES A CONVERTIBLE NOTE

_______ __, ______ $____________

FOR VALUE RECEIVED, 8X8, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________ or registered assigns ("Holder") the principal amount of ___________________ Dollars ($________________), on the Maturity Date (as defined below) and to pay interest ("Interest") on the unpaid principal balance hereof at the rate of 4.0% per annum from the date hereof (the "Issuance Date") until the same becomes due and payable, whether at, maturity or upon acceleration or by conversion or redemption in accordance with the terms hereof or otherwise. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall (A) be payable in cash or Common Stock at the option of the Company on the Interest Dates (as defined below) pursuant to Section 2(c)(ii) and (B) be included in the Additional Amount (as defined below) at the time of optional or mandatory conversion or redemption of the principal to which such interest relates in accordance with Section 1 hereof. Any amount of interest on this Note which is not paid when due shall bear interest at the rate of 18% per annum from the date thereof until the same is paid ("Default Interest").

1. Payments of Principal and Interest. All payments of principal and interest on this Note (to the extent such principal and/or interest is not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated December 15, 1999, pursuant to which this Note and the Other Notes (as defined below) were originally issued (the "Securities Purchase Agreement"). This Note and the Other Notes issued by the Company pursuant to the Securities Purchase Agreement are collectively referred to in this Note as the "Notes."

2. Conversion of Notes. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i) "Additional Amount" means, with respect to any principal amount of Notes, the sum of (A) accrued and unpaid Interest, if any, on such principal amount and (B) Default Interest, if any, on the interest referred to in the immediately preceding clause (A).

(ii) "Change of Control" means any of the following: (A) the consolidation, merger or other business combination of the Company with or into another Person (other than (I) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (II) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (B) the sale or transfer of all or substantially all of the Company's assets, or (C) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(iii) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over- the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of the Notes. If the Company and the Holders of the Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(iv) "Conversion Amount" means the sum of (A) the principal amount of this Note to be converted, redeemed or otherwise with respect to which this determination is being made and (B) the Additional Amount with respect to such principal amount.

(v) "Conversion Price" means, as of any Conversion Date (as defined in Section 2(d)(i)) or other date of determination, the product of (A) 117.5% and (B) the Market Price (as defined below) of the Common Stock on the date which is 36 trading days after the Issuance Date, subject to adjustment as provided herein, provided that the Conversion Price shall not exceed $7.05 (subject to adjustment for stock dividends, stock splits, stock combinations or other similar transactions) nor be less than $4.00 (subject to adjustment for stock dividends, stock splits, stock combinations or other similar transactions) except pursuant to adjustments pursuant to Section 2(f), Section 2(d)(v)(B), Section 2(d)(vii), Section 3(e) or Section 4.

(vi) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

(vii) "Issuance Date" means, with respect to each Note, the date of issuance of the applicable Note.

(viii) "Maturity Date" means the date which is three (3) years after the Issuance Date of this Note.

(ix) "Market Price" means, with respect to any security, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security during the five (5) consecutive trading days immediately preceding such date of determination. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(x) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xi) "Other Notes" means the convertible notes (whether Series A or Series B), other than this Note, issued by the Company pursuant to the Securities Purchase Agreement.

(xii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xiii) "Principal Market" means the Nasdaq National Market.

(xiv) "Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holders of the Notes relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

(xv) "Restricted Securities" means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

(b) Holder's Conversion Right; Mandatory Redemption. Subject to the provisions of Section 5, at any time or times on or after the Issuance Date (as defined below), the Holder shall be entitled to convert any part of the outstanding and unpaid Conversion Amount of this Note into fully paid and nonassessable shares of Common Stock in accordance with Section 5, at the Conversion Rate (as defined below). If any Conversion Amount of this Note remains outstanding on the Maturity Date, then, pursuant to Section 2(d)(vii), all of such Conversion Amount shall be redeemed by the Company. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of this Note by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

(c) Conversion.

(i) Conversion Rate. The number of shares of Common Stock issuable upon conversion of a Conversion Amount of this Note pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount

Conversion Price

(ii) Cash Payment of Additional Amount. The Additional Amount shall be payable on the last day of each March and the last day of each September during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each an "Interest Date"). If an Interest Date is not a Business Day then the Additional Amount shall be due and payable on the Business Day immediately following the Interest Date. The Additional Amount shall be payable in cash or, at the Company's option, in shares of Common Stock ("Interest Shares") provided that the Additional Amount which accrued during any period shall be payable in Conversion Shares only if the Company provides written notice ("Interest Election Notice") to each Holder of the Notes at least six (6) trading days prior to the Interest Date. Interest (as defined in the first paragraph of this Note) to be paid in shares of Common Stock shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(b)) of Common Stock equal to the quotient of (I) the Additional Amount and (II) the Market Price of the Common Stock on the applicable Interest Date. Notwithstanding the foregoing, the Company shall not be entitled to pay the Additional Amount in shares of Common Stock and shall be required to pay the Additional Amount in cash if (x) any event constituting a Triggering Event (as defined in Section 3(b)), or an event that with the passage of time would constitute a Triggering Event if not cured, has occurred and is continuing on the date of the Company's Interest Election Notice or on the Interest Date, unless otherwise consented to in writing by the holders of the Notes representing a majority of the Conversion Amounts of the Notes entitled to receive such Interest or (y) the Registration Statement (as defined in the Registration Rights Agreement) is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), including but not limited to the Interest Shares, on the Date of the Company's Interest Election Notice or on the Interest Date. Any accrued and unpaid Interest which is not paid within five (5) Business Days of such accrued and unpaid Interest's Interest Date shall bear interest at the rate of 18.0% per annum from such Interest Date until the same is paid in full (the "Default Interest").

(d) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert this Note into shares of Common Stock on any date (the "Conversion Date"), the Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 6:00 p.m., Central Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company with a copy thereof to the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original Note being converted (or an indemnification undertaking with respect to such Note in the case of its loss, theft or destruction). A holder delivering a Conversion Notice by facsimile shall use its best efforts to send a copy of the Conversion Notice by overnight mail to the Company by depositing such copy of the Conversion Notice with a nationally recognized overnight delivery service on the Conversion Date; provided, however, that the failure of any holder to satisfy its obligations under this sentence shall not effect the Conversion Date or the obligations of the Company for any conversion of this Note. The date of the Company's receipt of such copy of the Conversion Notice shall be deemed to occur on the Business Day immediately following the day such holder deposits the copy of the Conversion Notice with a nationally recognized overnight delivery service (the "Overnight Receipt Date").

(ii) Company's Response. Upon receipt by the Company of a facsimile or other copy of a Conversion Notice, the Company (1) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (2) on or before the second Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Subject to Section 2(d)(viii), if less than the Conversion Amount of this Note is submitted for conversion, then the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Note (the "Note Delivery Date") and at its own expense, issue and deliver to the Holder a new Note for the outstanding principal amount not converted.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank selected by the Company and approved by the Holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company's Failure to Timely Convert.

(A) Cash Damages. If within four (4) Business Days after the Overnight Receipt Date the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of this Note or, subject to Section 2(d)(viii), the Company shall fail to issue a new Note representing the principal amount to which such holder is entitled, if any, pursuant to Section 2(d)(ii), in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such Holder for each date after the Share Delivery Date such conversion is not timely effected and/or each date after the Note Delivery Date such new Note is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled and, in the event the Company has failed to deliver a new Note to the Holder on or prior to the Note Delivery Date, the number of shares of Common Stock issuable upon conversion of the Conversion Amount represented by the new Note, as of the Note Delivery Date and (II) the Closing Bid Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Note Delivery Date, in the case of failure to deliver a new Note. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice.

(B) Void Conversion Notice; Adjustment to Conversion Price. If for any reason the Holder has not received all of the shares of Common Stock prior to the ninth (9th) Business Day after the Overnight Receipt Date with respect to a conversion of this Note, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any principal amount of this Note that has not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. If for any reason the Holder has not received all of the shares of Common Stock prior to the fourteenth (14th) Business Day after the Overnight Receipt Date with respect to a conversion of this Note, then the Conversion Price of the principal amount of this Note with respect to which the Company has not delivered shares of Common Stock on or prior to such fourteenth (14th) Business Day shall be adjusted to the lesser of (I) the Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice, subject to further adjustment as provided in this Note.

(C) Redemption. If for any reason the Holder has not received all of the shares of Common Stock prior to the ninth (9th) Business Day after the Overnight Receipt Date with respect to a conversion of this Note (a "Conversion Failure"), then the Holder, upon written notice to the Company, may require that the Company redeem any or all of the Conversion Amount of this Note, including the Conversion Amount previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

(vi) Pro Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of the Notes submitted for conversion, the Company shall convert from each holder electing to have Notes converted at such time a pro rata amount of such holder's Conversion Amount submitted for conversion based on the Conversion Amount of the Notes submitted for conversion on such date by such holder relative to the Conversion Amount of all Notes submitted for conversion on such date.

(vii) Mandatory Redemption at Maturity. If any Conversion Amount of this Note remains outstanding on the Maturity Date, then all of the Conversion Amount shall be redeemed as of such date (a "Maturity Date Mandatory Redemption") for an amount in cash equal to the Conversion Amount on the Maturity Date (the "Maturity Date Redemption Price"). On the Maturity Date the Company shall pay to each Holder outstanding on the Maturity Date, by wire transfer of immediately available funds, an amount equal to the Maturity Date Redemption Price. If the Company shall fail to redeem all of the Conversion Amount of this Note outstanding on or prior to the date which is three (3) Business Days after the Maturity Date by payment of the Maturity Date Redemption Price, then in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, the Holder shall have the option to require the Company to convert any or all of the Conversion Amount that the Company should have redeemed under this Section 2(d)(vii) and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into the number of shares of Common Stock which the Company would have been required to issue if the Holder had given a Conversion Notice for such Conversion Amount (together with any interest thereon) on the Maturity Date at a Conversion Price equal to the lesser of (A) the Conversion Price in effect on the Maturity Date and (B) 95% of the Market Price of the Common Stock on the Maturity Date.

(viii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the holder thereof shall not be required to physically surrender this Note to the Company unless the full Conversion Amount represented by this Note is being converted. The Holder and the Company shall maintain records showing the Conversion Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Conversion Amount represented by this Note. The Holder and any assignee, by acceptance of this Note or a new Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of this Note, the Conversion Amount (including the principal of this Note) represented by this Note may be less than the principal amount and the accrued interest set forth on the face hereof.

(e) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Notes.

(f) Adjustments to Conversion Price -- Dilution and Other Events. In addition to any other adjustments provided herein, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

(i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the date of issuance of the Notes, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or Excluded Securities (as defined below) or upon conversion of the Notes or exercise of the Warrants (as defined in the Securities Purchase Agreement)) for a consideration per share less than a price (the "Applicable Price") equal to the Market Price on the date of such issue or sale, then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(f)(i)(A) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(f)(i)(B) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

(C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes representing a majority of the Conversion Amount of the Notes then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five business days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) Certain Definitions. For purposes of this Section 2(f)(i), the following terms have the respective meanings set forth below:

(I) "Approved Stock Plan" shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(II) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes or the exercise of the Warrants.

(III) "Excluded Securities" means any of the following (a) any issuance by the Company of securities in connection with a strategic partnership or joint venture with any entity whose primary business is not investing in or advising other entities, (b) shares of Common Stock issued by the Company in a firm commitment, underwritten public offering, (c) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license or other assets of another person or entity and (d) any issuance by the Company of securities as consideration to a service provider, which is not an officer or director of the Company, for services provided to the Company on commercially reasonable terms and which in the aggregate is less than $1,000,000.

(ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

(iv) Notices.

(A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of the Notes setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(B) The Company will give written notice to each holder of the Notes at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to each such holder.

(C) The Company will also give written notice to each holder of the Notes at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to each such holder.

3. Redemption at Option of Holder.

(a) Redemption Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of this Note at a price equal to (x) with respect to a Triggering Event described in clauses (iii) or (vii) of Section 3(b) below, 110% of the Conversion Amount, and (y) with respect to a Triggering Event described in clauses (i), (ii), (iv), (v) or (vi) of Section 3(b) below, the greater of (i) 110% of the Conversion Amount and (ii) the product of (A) the Conversion Rate for the Conversion Amount to be redeemed in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Closing Bid Price in effect on the date such holder delivers a Notice of Redemption at Option of Buyer or, if such day is not a trading day, the immediately preceding trading day on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("Redemption Price").

(b) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of such Holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days or any 10 trading days in a 365- day period (excluding days during an Allowable Grace Period);

(iii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market or The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

(iv) the Company's or the Transfer Agent's notice to any holder of Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(v) a Conversion Failure (as defined in Section 2(d)(v)(C));

(vi) upon the Company's receipt of a Conversion Notice, the Company shall not be obligated to issue the shares of Common Stock issuable upon such conversion of Notes due to the provisions of Section 11; or

(vii) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 days.

(c) Mechanics of Redemption at Option of Buyer. Within one (1) Business Day after the occurrence of a Triggering Event described in clauses (i), (ii), (iii), (iv), (v) or (vi) of Section 3(b), or within one (1) Business Day of the Company becoming aware of a Triggering Event described in clause (vii) of Section 3(b), as the case may be, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of the Notes. At any time after the earlier of the Holder's receipt of a Notice of Triggering Event and the Holder becoming aware of a Triggering Event, the Holder may require the Company to redeem all of such Holder's Notes by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company, which Notice of Redemption at Option of Buyer shall indicate (i) the Conversion Amount of the Notes that the Holder is electing to redeem and (ii) the applicable Redemption Price, as calculated pursuant to Section 3(a) above.

(d) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any holder of Notes, the Company shall immediately notify each holder of Notes by facsimile of the Company's receipt of such notices. The Company shall deliver the applicable Redemption Price to the Holder within 10 Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer; provided that the Holder's Notes shall have been delivered to the Company. If more than one holder of Notes submits Notes for redemption and the Company is unable to redeem all of the Notes submitted for redemption, the Company shall redeem a pro rata amount from each holder of Notes based on the Conversion Amount represented by the Notes submitted for redemption by such holder relative to the aggregate Conversion Amounts of all Notes for redemption by all holders of Notes.

(e) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, the Holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to the Holder the Note that was submitted for redemption by such Holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to that portion of the Note subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return the Note subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such portion of the Note shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

(f) Disputes; Miscellaneous. In the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". The Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note representing the remaining Conversion Amount which has not been redeemed.

4. Other Rights of Holders.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding) that the Acquiring Entity will assume the obligations represented by this Note (including, without limitation, the right to convert this Note into the securities or assets issued to the holders of the Common Stock in connection with such Organic Change).

(b) Optional Redemption Upon Corporate Event. In addition to the rights of the Holder under Section 4(a), upon a Corporate Event (as defined below) of the Company the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Conversion Amount represented by this Note equal to 110% of the Conversion Amount ("Corporate Event Redemption Price"). No sooner than 15 days nor later than 10 days prior to the consummation of a Corporate Event, but not prior to the public announcement of such Corporate Event, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Corporate Event") to the Holder. At any time during the period beginning after receipt of a Notice of Corporate Event (or, in the event a Notice of Corporate Event is not delivered at least 10 days prior to a Corporate Event, at any time on or after the date which is 10 days prior to a Corporate Event) and ending on the date of such Corporate Event, the Holder may require the Company to redeem all or a portion of the Conversion Amount of this Note then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Corporate Event") to the Company, which Notice of Redemption Upon Corporate Event shall indicate (i) the Conversion Amount the Holder is submitting for redemption, and (ii) the applicable Corporate Event Redemption Price, as calculated pursuant to Section this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Corporate Event from any holder of Notes, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify the Holder of this Note by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Corporate Event. The Company shall deliver the applicable Corporate Event Redemption Price simultaneous with the consummation of the Corporate Event; provided that, if required by Section 2(d)(viii), this Note shall have been so delivered to the Company. Payments provided for in this Section 4(b) shall have priority to payments to the Company's stockholders in connection with a Corporate Event. For purposes of this Section 4(b), "Corporate Event" means any of the following in which the consideration to be paid per share is less than the Conversion Price: (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d) Right to Exchange Note. At any time prior to the Maturity Date and so long as any principal amount is still outstanding under this Note, if the Company issues or agrees to issue any equity securities or any instrument convertible into or exercisable or exchangeable for equity securities of the Company ("New Equity Securities"), then within one Business Day after the issuance of such New Equity Securities, the Company shall make an irrevocable exchange offer to the Holder on such terms and conditions as the Holder shall reasonably require to either exchange any or all of the Conversion Amount of this Note for a like amount in value of the New Equity Securities or replace the Conversion Price then in effect with the issuance price or conversion price as determined over time pursuant to those documents which dictate the terms of the New Equity Security. Each such exchange offer shall remain open for at least 15 Business Days or until such time as the Holder accepts or rejects, in writing, such exchange offer. In the event the Holder elects to replace the existing Conversion Price, then from and after the date of the Company's receipt of the Holder's written acceptance pursuant to this Section 4(d), the Conversion Price will automatically be replaced with the issuance price or conversion price formula of the New Equity Security. If the consummation or terms of the New Equity Security constitutes material non-public information, then the Company shall disclose the terms of such New Equity Security on a Form 8-K within one Business Day after the initial issuance of such New Equity Security. The Company's obligation to provide the "New Financing Notice" and offer to exchange the existing Note or replace the existing Conversion Price shall not apply to (i) the Company's issuance of securities (A) as consideration of a merger or consolidation or (B) in connection with any strategic partnership or joint venture with any entity whose primary business is not investing in or advising other entities, (ii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the Issuance Date provided the terms of such securities are not amended after the Issuance Date, and (iv) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, officers or directors for services provided to the Company.

5. Limitations on Beneficial Ownership. The Company shall not be obligated to effect any conversion of this Note and no Holder shall have the right to convert any Conversion Amount pursuant to Section 2(b) to the extent that after giving effect to such conversion such Person (together with such Person's affiliates) would have acquired, through conversion of the Notes or otherwise, in excess of 10.00% of the outstanding shares of the Common Stock following such conversion during the 60-day period ending on and including the date of such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon conversion of the Conversion Amount of such Notes with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Conversion Amount of such Notes beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion of the Conversion Amount of such Notes and exercising the Warrants by the Person and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

6. Redemption at the Company's Election. At any time or times during the period beginning on the first anniversary of the Issuance Date and ending on and including the Maturity Date, the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Conversion Amount of the outstanding Notes issued on such Issuance Date be redeemed ("Redemption at Company's Election") for consideration equal to (i) in the event that the Company's Election Redemption Date (as defined below) is prior to the date which is the second anniversary of the Issuance Date, 175% of the Conversion Amount of such Notes to be redeemed on the Company Election Redemption Date or (ii) in the event that the Company's Election Redemption Date is on or after the date which is the second anniversary of the Issuance Date, 150% of the Conversion Amount of such Notes to be redeemed on the Company Election Redemption Date (the "Company's Election Redemption Price"); provided that the Conditions to Redemption at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each holder of Notes written notice ("Notice of Redemption at Company's Election") at least 20 Business Days but not more than 30 Business Days prior to the date of consummation of such redemption ("Company's Election Redemption Date"). If the Company elects to require redemption of some, but not all, of the Conversion Amount of the Notes then outstanding, the Company shall require redemption of the pro rata amount from each holder of such Notes based on the principal amount of Notes purchased by such holder relative to the aggregate principal amount of all Notes purchased pursuant to the Securities Purchase Agreement (such amount with respect to the Holder being referred to herein as its "Pro Rata Redemption Amount"). The Notice of Redemption at Company's Election shall indicate (x) the Conversion Amount of the Notes the Company has elected to redeem from all holder of Notes, (y) the Company's Election Redemption Date, and (z) each holder's Pro Rata Redemption Amount. If the Company has exercised its right of Redemption at Company's Election and the conditions of this Section 6, including the Conditions to Redemption at Company's Election, have been satisfied, then each holder's Pro Rata Redemption Amount shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each holder of the Notes of the Company's Election Redemption Price. If required by Section 2(d)(viii), all holders of the Notes shall thereupon and within two Business Days after the Company's Election Redemption Date or such earlier date as the Company and each holder of Notes mutually agree, surrender all Notes being redeemed on such date to the Company. If the Company fails to pay the full Company's Election Redemption Price with respect to this Note then the Redemption at Company's Election shall be null and void with respect to this Note and the Holder shall be entitled to all the rights of a holder of outstanding Notes. "Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on the Issuance Date and ending on and including the Company's Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Notes to the holders of the Notes on a timely basis as set forth in Section 2(d)(ii) of this Note; (ii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date the Registration Statement shall be effective and available for the sale of at least all of the Registrable Securities (as defined in the Registration Rights Agreement); (iii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc., is not suspended from trading and neither delisting nor suspension by such exchanges shall have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iv) during the period beginning on the Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred a Triggering Event or an event that with the passage of time and without being cured would constitute a Triggering Event; (v) during the period beginning on the Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred the consummation of a Change of Control or the public announcement of a pending Change of Control which has not been terminated; and (vi) the Company otherwise has satisfied its obligations in all material respects and is not in default in any material respect under this Note, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. Notwithstanding the above, but subject to Section 5, the Holder may convert any Conversion Amount (including Conversion Amounts selected for redemption) into Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Company's Election Redemption Date. If the Company fails to timely pay any Company's Election Redemption Price in accordance with this Section 6, then the Company shall not be permitted to submit another Notice of Redemption at Company's Election without the prior written consent of the holders of the Notes representing at least two-thirds (2/3) of the Conversion Amounts of the Notes then outstanding.

7. Reservation of Shares. The Company shall, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Amounts of the Notes then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 115% of the number of shares of Common Stock for which the Conversion Amounts of the Notes are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of issuance of the Notes or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of the Notes, pro rata based on the principal amount of the Notes then held by such holders.

8. Voting Rights; Rank. Holders of the Notes shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note. Payments of principal and interest and other payments due under this Note, except as otherwise provided herein, shall rank pari passu with and shall not be subordinated to any other unsecured debt obligations of the Company.

9. Restriction on Redemption and Dividends. Until all of the Conversion Amount of this Note has been converted, redeemed or otherwise satisfied as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the holders of Notes representing a majority of the Conversion Amounts of the Notes then outstanding, except for payments on convertible securities of the Company outstanding on the Issuance Date pursuant to the terms of such convertible securities as in effect on the Issuance Date.

10. Participation. The holders of the Notes shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Notes had converted the Notes into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

11. Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Notes (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Conversion Amount of the Notes then outstanding. Until such approval or written opinion is obtained, no purchaser of Notes pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the principal amount of the Notes issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Notes, shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Notes on a pro rata basis in proportion to Conversion Amount of Notes then held by each such Holder.

12. Reissuance of Notes. Subject to Section 2(d)(viii) in the event of a conversion or redemption pursuant to this Note of less than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of this Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed.

13. Defaults and Remedies.

(a) Events of Default. An "Event of Default" is: (i) default for thirty (30) days in payment of interest or Default Interest on this Note on or after the Maturity Date; (ii) default in payment of the principal amount of this Note when and as due; (iii) failure by the Company for thirty (30) days after notice to it to comply with any other material provision of this Note; (iv) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $500,000 by the Company or for money borrowed the repayment of at least $500,000 of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, (v) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days. The Term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b) Remedies. If an Event of Default occurs and is continuing, the Holder of this Note may declare all of this Note, including any interest and Default Interest and other amounts due, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iv) and (v) of Section 13(a), this Note shall become due and payable without further action or notice. Holder may not enforce the provisions of this Section 13 except as provided in this Section 13. In addition to any remedy such holder of the Notes may have under this Note and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full

14. Vote to Change the Terms of the Notes. The Notes and any provision hereof or thereof may only be amended by an instrument in writing signed by the Company and holders of a majority of the aggregate Conversion Amount of the Notes then outstanding. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Securities Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

15. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any Common Stock issued upon exercise of this Note which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rue 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

16. Lost or Stolen Notes. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver new notes of like tenor and date; provided, however, the Company shall not be obligated to re-issue notes if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

17. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay to the Holders all attorney's fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

18. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

19. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the holder at the principal office of the Company, for a new Note or Notes (in principal amounts of at least $100,000) containing the same terms and conditions and representing in the aggregate the principal amount of this Note, and each such new Note will represent such portion of such principal amount as is designated by the holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

20. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

21. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.

22. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

23. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

24. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

25. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Note to be signed by ___________________, its _______________________, as of the ____ day of ____________, ______.

8X8, INC.

By:

Name: _______________________

Its: _______________________

Exhibit B - Form of Series B Note

EXHIBIT B

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO EITHER RULE 144A UNDER SAID ACT TO A QUALIFIED INSTITUTIONAL BUYER OR RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(d)(viii) HEREOF. THE PRINCIPAL AMOUNT AND THE INTEREST THEREON REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THIS NOTE.

SERIES B CONVERTIBLE NOTE

_______ __, ______ $____________

FOR VALUE RECEIVED, 8X8, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________ or registered assigns ("Holder") the principal amount of ___________________ Dollars ($________________), on the Maturity Date (as defined below) and to pay interest ("Interest") on the unpaid principal balance hereof at the rate of 4.0% per annum from the date hereof (the "Issuance Date") until the same becomes due and payable, whether at, maturity or upon acceleration or by conversion or redemption in accordance with the terms hereof or otherwise. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall (A) be payable in cash or Common Stock at the option of the Company on the Interest Dates (as defined below) pursuant to Section 2(c)(ii) and (B) be included in the Additional Amount (as defined below) at the time of optional or mandatory conversion or redemption of the principal to which such interest relates in accordance with Section 1 hereof. Any amount of interest on this Note which is not paid when due shall bear interest at the rate of 18% per annum from the date thereof until the same is paid ("Default Interest").

1. Payments of Principal and Interest. All payments of principal and interest on this Note (to the extent such principal and/or interest is not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated December 15, 1999, pursuant to which this Note and the Other Notes (as defined below) were originally issued (the "Securities Purchase Agreement"). This Note and the Other Notes issued by the Company pursuant to the Securities Purchase Agreement are collectively referred to in this Note as the "Notes."

2. Conversion of Notes. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i) "Additional Amount" means, with respect to any principal amount of Notes, the sum of (A) accrued and unpaid Interest, if any, on such principal amount and (B) Default Interest, if any, on the interest referred to in the immediately preceding clause (A).

(ii) "Change of Control" means any of the following: (A) the consolidation, merger or other business combination of the Company with or into another Person (other than (I) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (II) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (B) the sale or transfer of all or substantially all of the Company's assets, or (C) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(iii) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over- the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of the Notes. If the Company and the Holders of the Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(iv) "Conversion Amount" means the sum of (A) the principal amount of this Note to be converted, redeemed or otherwise with respect to which this determination is being made and (B) the Additional Amount with respect to such principal amount.

(v) "Conversion Price" means, as of any Conversion Date (as defined in Section 2(d)(i)) or other date of determination, the product of (A) 117.5% and (B) the Market Price (as defined below) of the Common Stock on the date which is 90 days following the Issuance Date, subject to adjustment as provided herein.

(vi) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

(vii) "Issuance Date" means, with respect to each Note, the date of issuance of the applicable Note.

(viii) "Maturity Date" means the date which is three (3) years after the Issuance Date of this Note.

(ix) "Market Price" means, with respect to any security, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security during the five (5) consecutive trading days immediately preceding such date of determination. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(x) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xi) "Other Notes" means the convertible notes (whether Series A or Series B), other than this Note, issued by the Company pursuant to the Securities Purchase Agreement.

(xii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xiii) "Principal Market" means the Nasdaq National Market.

(xiv) "Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holders of the Notes relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

(xv) "Restricted Securities" means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

(xvi) "Series A Conversion Price" means the conversion price of the Series A Notes (as defined in the Securities Purchase Agreement) as set forth in the Series A Notes.

(b) Holder's Conversion Right; Mandatory Redemption. Subject to the provisions of Section 5, at any time or times on or after the Issuance Date (as defined below), the Holder shall be entitled to convert any part of the outstanding and unpaid Conversion Amount of this Note into fully paid and nonassessable shares of Common Stock in accordance with Section 5, at the Conversion Rate (as defined below). If any Conversion Amount of this Note remains outstanding on the Maturity Date, then, pursuant to Section 2(d)(vii), all of such Conversion Amount shall be redeemed by the Company. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of this Note by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

(c) Conversion.

(i) Conversion Rate. The number of shares of Common Stock issuable upon conversion of a Conversion Amount of this Note pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount

Conversion Price

(ii) Cash Payment of Additional Amount. The Additional Amount shall be payable on the last day of each March and the last day of each September during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each an "Interest Date"). If an Interest Date is not a Business Day then the Additional Amount shall be due and payable on the Business Day immediately following the Interest Date. The Additional Amount shall be payable in cash or, at the Company's option, in shares of Common Stock ("Interest Shares") provided that the Additional Amount which accrued during any period shall be payable in Conversion Shares only if the Company provides written notice ("Interest Election Notice") to each Holder of the Notes at least six (6) trading days prior to the Interest Date. Interest (as defined in the first paragraph of this Note) to be paid in shares of Common Stock shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(b)) of Common Stock equal to the quotient of (I) the Additional Amount and (II) the Market Price of the Common Stock on the applicable Interest Date. Notwithstanding the foregoing, the Company shall not be entitled to pay the Additional Amount in shares of Common Stock and shall be required to pay the Additional Amount in cash if (x) any event constituting a Triggering Event (as defined in Section 3(b)), or an event that with the passage of time would constitute a Triggering Event if not cured, has occurred and is continuing on the date of the Company's Interest Election Notice or on the Interest Date, unless otherwise consented to in writing by the holders of the Notes representing a majority of the Conversion Amounts of the Notes entitled to receive such Interest or (y) the Registration Statement (as defined in the Registration Rights Agreement) is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), including but not limited to the Interest Shares, on the Date of the Company's Interest Election Notice or on the Interest Date. Any accrued and unpaid Interest which is not paid within five (5) Business Days of such accrued and unpaid Interest's Interest Date shall bear interest at the rate of 18.0% per annum from such Interest Date until the same is paid in full (the "Default Interest").

(d) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert this Note into shares of Common Stock on any date (the "Conversion Date"), the Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 6:00 p.m., Central Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company with a copy thereof to the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original Note being converted (or an indemnification undertaking with respect to such Note in the case of its loss, theft or destruction). A holder delivering a Conversion Notice by facsimile shall use its best efforts to send a copy of the Conversion Notice by overnight mail to the Company by depositing such copy of the Conversion Notice with a nationally recognized overnight delivery service on the Conversion Date; provided, however, that the failure of any holder to satisfy its obligations under this sentence shall not effect the Conversion Date or the obligations of the Company for any conversion of this Note. The date of the Company's receipt of such copy of the Conversion Notice shall be deemed to occur on the Business Day immediately following the day such holder deposits the copy of the Conversion Notice with a nationally recognized overnight delivery service (the "Overnight Receipt Date").

(ii) Company's Response. Upon receipt by the Company of a facsimile or other copy of a Conversion Notice, the Company (1) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (2) on or before the second Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Subject to Section 2(d)(viii), if less than the Conversion Amount of this Note is submitted for conversion, then the Company shall, as soon as practicable and in no event later than five Business Days after receipt of the Note (the "Note Delivery Date") and at its own expense, issue and deliver to the Holder a new Note for the outstanding principal amount not converted.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank selected by the Company and approved by the Holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company's Failure to Timely Convert.

(A) Cash Damages. If within four (4) Business Days after the Overnight Receipt Date the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of this Note or, subject to Section 2(d)(viii), the Company shall fail to issue a new Note representing the principal amount to which such holder is entitled, if any, pursuant to Section 2(d)(ii), in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such Holder for each date after the Share Delivery Date such conversion is not timely effected and/or each date after the Note Delivery Date such new Note is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled and, in the event the Company has failed to deliver a new Note to the Holder on or prior to the Note Delivery Date, the number of shares of Common Stock issuable upon conversion of the Conversion Amount represented by the new Note, as of the Note Delivery Date and (II) the Closing Bid Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Note Delivery Date, in the case of failure to deliver a new Note. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice.

(B) Void Conversion Notice; Adjustment to Conversion Price. If for any reason the Holder has not received all of the shares of Common Stock prior to the ninth (9th) Business Day after the Overnight Receipt Date with respect to a conversion of this Note, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any principal amount of this Note that has not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. If for any reason the Holder has not received all of the shares of Common Stock prior to the fourteenth (14th) Business Day after the Overnight Receipt Date with respect to a conversion of this Note, then the Conversion Price of the principal amount of this Note with respect to which the Company has not delivered shares of Common Stock on or prior to such fourteenth (14th) Business Day shall be adjusted to the lesser of (I) the Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice, subject to further adjustment as provided in this Note.

(C) Redemption. If for any reason the Holder has not received all of the shares of Common Stock prior to the ninth (9th) Business Day after the Overnight Receipt Date with respect to a conversion of this Note (a "Conversion Failure"), then the Holder, upon written notice to the Company, may require that the Company redeem any or all of the Conversion Amount of this Note, including the Conversion Amount previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

(vi) Pro Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of the Notes submitted for conversion, the Company shall convert from each holder electing to have Notes converted at such time a pro rata amount of such holder's Conversion Amount submitted for conversion based on the Conversion Amount of the Notes submitted for conversion on such date by such holder relative to the Conversion Amount of all Notes submitted for conversion on such date.

(vii) Mandatory Redemption at Maturity. If any Conversion Amount of this Note remains outstanding on the Maturity Date, then all of the Conversion Amount shall be redeemed as of such date (a "Maturity Date Mandatory Redemption") for an amount in cash equal to the Conversion Amount on the Maturity Date (the "Maturity Date Redemption Price"). On the Maturity Date the Company shall pay to each Holder outstanding on the Maturity Date, by wire transfer of immediately available funds, an amount equal to the Maturity Date Redemption Price. If the Company shall fail to redeem all of the Conversion Amount of this Note outstanding on or prior to the date which is three (3) Business Days after the Maturity Date by payment of the Maturity Date Redemption Price, then in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, the Holder shall have the option to require the Company to convert any or all of the Conversion Amount that the Company should have redeemed under this Section 2(d)(vii) and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into the number of shares of Common Stock which the Company would have been required to issue if the Holder had given a Conversion Notice for such Conversion Amount (together with any interest thereon) on the Maturity Date at a Conversion Price equal to the lesser of (A) the Conversion Price in effect on the Maturity Date and (B) 95% of the Market Price of the Common Stock on the Maturity Date.

(viii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the holder thereof shall not be required to physically surrender this Note to the Company unless the full Conversion Amount represented by this Note is being converted. The Holder and the Company shall maintain records showing the Conversion Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Conversion Amount represented by this Note. The Holder and any assignee, by acceptance of this Note or a new Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of this Note, the Conversion Amount (including the principal of this Note) represented by this Note may be less than the principal amount and the accrued interest set forth on the face hereof.

(e) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Notes.

(f) Adjustments to Conversion Price -- Dilution and Other Events. In addition to any other adjustments provided herein, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

(i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the date of issuance of the Notes, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or Excluded Securities (as defined below) or upon conversion of the Notes or exercise of the Warrants (as defined in the Securities Purchase Agreement)) for a consideration per share less than a price (the "Applicable Price") equal to the Market Price on the date of such issue or sale, then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(f)(i)(A) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(f)(i)(B) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

(C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes representing a majority of the Conversion Amount of the Notes then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five business days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) Certain Definitions. For purposes of this Section 2(f)(i), the following terms have the respective meanings set forth below:

(I) "Approved Stock Plan" shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(II) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes or the exercise of the Warrants.

(III) "Excluded Securities" means any of the following (a) any issuance by the Company of securities in connection with a strategic partnership or joint venture with any entity whose primary business is not investing in or advising other entities, (b) shares of Common Stock issued by the Company in a firm commitment, underwritten public offering, (c) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license or other assets of another person or entity and (d) any issuance by the Company of securities as consideration to a service provider, which is not an officer or director of the Company, for services provided to the Company on commercially reasonable terms and which in the aggregate is less than $1,000,000.

(ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

(iv) Notices.

(A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of the Notes setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(B) The Company will give written notice to each holder of the Notes at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to each such holder.

(C) The Company will also give written notice to each holder of the Notes at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to each such holder.

3. Redemption at Option of Holder.

(a) Redemption Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of this Note at a price equal to (x) with respect to a Triggering Event described in clauses (iii) or (vii) of Section 3(b) below, 110% of the Conversion Amount, and (y) with respect to a Triggering Event described in clauses (i), (ii), (iv), (v) or (vi) of Section 3(b) below, the greater of (i) 110% of the Conversion Amount and (ii) the product of (A) the Conversion Rate for the Conversion Amount to be redeemed in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Closing Bid Price in effect on the date such holder delivers a Notice of Redemption at Option of Buyer or, if such day is not a trading day, the immediately preceding trading day on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("Redemption Price").

(b) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of such Holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days or any 10 trading days in a 365- day period (excluding days during an Allowable Grace Period);

(iii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market or The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

(iv) the Company's or the Transfer Agent's notice to any holder of Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

(v) a Conversion Failure (as defined in Section 2(d)(v)(C));

(vi) upon the Company's receipt of a Conversion Notice, the Company shall not be obligated to issue the shares of Common Stock issuable upon such conversion of Notes due to the provisions of Section 12; or

(vii) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 days.

(c) Mechanics of Redemption at Option of Buyer. Within one (1) Business Day after the occurrence of a Triggering Event described in clauses (i), (ii), (iii), (iv), (v) or (vi) of Section 3(b), or within one (1) Business Day of the Company becoming aware of a Triggering Event described in clause (vii) of Section 3(b), as the case may be, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of the Notes. At any time after the earlier of the Holder's receipt of a Notice of Triggering Event and the Holder becoming aware of a Triggering Event, the Holder may require the Company to redeem all of such Holder's Notes by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company, which Notice of Redemption at Option of Buyer shall indicate (i) the Conversion Amount of the Notes that the Holder is electing to redeem and (ii) the applicable Redemption Price, as calculated pursuant to Section 3(a) above.

(d) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any holder of Notes, the Company shall immediately notify each holder of Notes by facsimile of the Company's receipt of such notices. The Company shall deliver the applicable Redemption Price to the Holder within 10 Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer; provided that the Holder's Notes shall have been delivered to the Company. If more than one holder of Notes submits Notes for redemption and the Company is unable to redeem all of the Notes submitted for redemption, the Company shall redeem a pro rata amount from each holder of Notes based on the Conversion Amount represented by the Notes submitted for redemption by such holder relative to the aggregate Conversion Amounts of all Notes for redemption by all holders of Notes.

(e) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, the Holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to the Holder the Note that was submitted for redemption by such Holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to that portion of the Note subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return the Note subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such portion of the Note shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

(f) Disputes; Miscellaneous. In the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". The Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note representing the remaining Conversion Amount which has not been redeemed.

4. Other Rights of Holders.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding) that the Acquiring Entity will assume the obligations represented by this Note (including, without limitation, the right to convert this Note into the securities or assets issued to the holders of the Common Stock in connection with such Organic Change).

(b) Optional Redemption Upon Corporate Event. In addition to the rights of the Holder under Section 4(a), upon a Corporate Event (as defined below) of the Company the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Conversion Amount represented by this Note equal to 110% of the Conversion Amount ("Corporate Event Redemption Price"). No sooner than 15 days nor later than 10 days prior to the consummation of a Corporate Event, but not prior to the public announcement of such Corporate Event, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Corporate Event") to the Holder. At any time during the period beginning after receipt of a Notice of Corporate Event (or, in the event a Notice of Corporate Event is not delivered at least 10 days prior to a Corporate Event, at any time on or after the date which is 10 days prior to a Corporate Event) and ending on the date of such Corporate Event, the Holder may require the Company to redeem all or a portion of the Conversion Amount of this Note then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Corporate Event") to the Company, which Notice of Redemption Upon Corporate Event shall indicate (i) the Conversion Amount the Holder is submitting for redemption, and (ii) the applicable Corporate Event Redemption Price, as calculated pursuant to Section this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Corporate Event from any holder of Notes, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify the Holder of this Note by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Corporate Event. The Company shall deliver the applicable Corporate Event Redemption Price simultaneous with the consummation of the Corporate Event; provided that, if required by Section 2(d)(viii), this Note shall have been so delivered to the Company. Payments provided for in this Section 4(b) shall have priority to payments to the Company's stockholders in connection with a Corporate Event. For purposes of this Section 4(b), "Corporate Event" means any of the following in which the consideration to be paid per share is less than the Conversion Price: (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d) Right to Exchange Note. At any time prior to the Maturity Date and so long as any principal amount is still outstanding under this Note, if the Company issues or agrees to issue any equity securities or any instrument convertible into or exercisable or exchangeable for equity securities of the Company ("New Equity Securities"), then within one Business Day after the issuance of such New Equity Securities, the Company shall make an irrevocable exchange offer to the Holder on such terms and conditions as the Holder shall reasonably require to either exchange any or all of the Conversion Amount of this Note for a like amount in value of the New Equity Securities or replace the Conversion Price then in effect with the issuance price or conversion price as determined over time pursuant to those documents which dictate the terms of the New Equity Security. Each such exchange offer shall remain open for at least 15 Business Days or until such time as the Holder accepts or rejects, in writing, such exchange offer. In the event the Holder elects to replace the existing Conversion Price, then from and after the date of the Company's receipt of the Holder's written acceptance pursuant to this Section 4(d), the Conversion Price will automatically be replaced with the issuance price or conversion price formula of the New Equity Security. If the consummation or terms of the New Equity Security constitutes material non-public information, then the Company shall disclose the terms of such New Equity Security on a Form 8-K within one Business Day after the initial issuance of such New Equity Security. The Company's obligation to provide the "New Financing Notice" and offer to exchange the existing Note or replace the existing Conversion Price shall not apply to (i) the Company's issuance of securities (A) as consideration of a merger or consolidation or (B) in connection with any strategic partnership or joint venture with any entity whose primary business is not investing in or advising other entities, (ii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the Issuance Date provided the terms of such securities are not amended after the Issuance Date, and (iv) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, officers or directors for services provided to the Company.

5. Limitations on Beneficial Ownership. The Company shall not be obligated to effect any conversion of this Note and no Holder shall have the right to convert any Conversion Amount pursuant to Section 2(b) to the extent that after giving effect to such conversion such Person (together with such Person's affiliates) would have acquired, through conversion of the Notes or otherwise, in excess of 10.00% of the outstanding shares of the Common Stock following such conversion during the 60-day period ending on and including the date of such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon conversion of the Conversion Amount of such Notes with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Conversion Amount of such Notes beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion of the Conversion Amount of such Notes and exercising the Warrants by the Person and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

6. Redemption at the Company's Election. At any time or times during the period beginning on the first anniversary of the Issuance Date and ending on and including the Maturity Date, the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Conversion Amount of the outstanding Notes issued on such Issuance Date be redeemed ("Redemption at Company's Election") for consideration equal to (i) in the event that the Company's Election Redemption Date (as defined below) is prior to the date which is the second anniversary of the Issuance Date, 175% of the Conversion Amount of such Notes to be redeemed on the Company Election Redemption Date or (ii) in the event that the Company's Election Redemption Date is on or after the date which is the second anniversary of the Issuance Date, 150% of the Conversion Amount of such Notes to be redeemed on the Company Election Redemption Date (the "Company's Election Redemption Price"); provided that the Conditions to Redemption at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each holder of Notes written notice ("Notice of Redemption at Company's Election") at least 20 Business Days but not more than 30 Business Days prior to the date of consummation of such redemption ("Company's Election Redemption Date"). If the Company elects to require redemption of some, but not all, of the Conversion Amount of the Notes then outstanding, the Company shall require redemption of the pro rata amount from each holder of such Notes based on the principal amount of Notes purchased by such holder relative to the aggregate principal amount of all Notes purchased pursuant to the Securities Purchase Agreement (such amount with respect to the Holder being referred to herein as its "Pro Rata Redemption Amount"). The Notice of Redemption at Company's Election shall indicate (x) the Conversion Amount of the Notes the Company has elected to redeem from all holder of Notes, (y) the Company's Election Redemption Date, and (z) each holder's Pro Rata Redemption Amount. If the Company has exercised its right of Redemption at Company's Election and the conditions of this Section 6, including the Conditions to Redemption at Company's Election, have been satisfied, then each holder's Pro Rata Redemption Amount shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each holder of the Notes of the Company's Election Redemption Price. If required by Section 2(d)(viii), all holders of the Notes shall thereupon and within two Business Days after the Company's Election Redemption Date or such earlier date as the Company and each holder of Notes mutually agree, surrender all Notes being redeemed on such date to the Company. If the Company fails to pay the full Company's Election Redemption Price with respect to this Note then the Redemption at Company's Election shall be null and void with respect to this Note and the Holder shall be entitled to all the rights of a holder of outstanding Notes. "Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on the Issuance Date and ending on and including the Company's Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Notes to the holders of the Notes on a timely basis as set forth in Section 2(d)(ii) of this Note; (ii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date the Registration Statement shall be effective and available for the sale of at least all of the Registrable Securities (as defined in the Registration Rights Agreement); (iii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc., is not suspended from trading and neither delisting nor suspension by such exchanges shall have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iv) during the period beginning on the Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred a Triggering Event or an event that with the passage of time and without being cured would constitute a Triggering Event; (v) during the period beginning on the Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred the consummation of a Change of Control or the public announcement of a pending Change of Control which has not been terminated; and (vi) the Company otherwise has satisfied its obligations in all material respects and is not in default in any material respect under this Note, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. Notwithstanding the above, but subject to Section 5, the Holder may convert any Conversion Amount (including Conversion Amounts selected for redemption) into Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Company's Election Redemption Date. If the Company fails to timely pay any Company's Election Redemption Price in accordance with this Section 6, then the Company shall not be permitted to submit another Notice of Redemption at Company's Election without the prior written consent of the holders of the Notes representing at least two-thirds (2/3) of the Conversion Amounts of the Notes then outstanding.

7. Series B Redemption at the Company's Election. On the date which is 90 days following the Issuance Date (the "Series B Redemption Trigger Date"), the Company shall have the right, in its sole discretion, to require that all of the outstanding Conversion Amounts of the outstanding Series B Notes issued on such Issuance Date be redeemed ("Series B Redemption at Company's Election") by providing written notice to each holder of the Series B Notes on such date ("Notice of Series B Redemption at Company's Election"), provided that the Series B Conditions to Redemption at the Company's Election (as set forth below) are satisfied. The Company shall redeem the Series B Notes for consideration equal to (i) in the event that on the Series B Redemption Trigger Date the Conversion Price is less than the quotient of (A) the Series A Conversion Price on the Series B Redemption Trigger Date, divided by (B) 1.175 (the "Redemption Market Price"), the Conversion Amount of such Series B Notes to be redeemed on the Company's Series B Election Redemption Date (as defined below) or (ii) in the event that on the Series B Redemption Trigger Date the Conversion Price is greater than 200% of the Redemption Market Price, 107.5% of the principal amount of the Series B Note to be redeemed on the Company's Series B Election Redemption Date (the "Company's Series B Election Redemption Price").

The Notice of Series B Redemption at Company's Election shall indicate the date on which the Series B Redemption at Company's Election will take place which date shall be at least 5 Business Days but not more than 10 Business Days after the date of receipt by each holder of the Series B Notes of the Notice of Series B Redemption at the Company's Election ("Company's Series B Election Redemption Date"). If the Company has exercised its right of Series B Redemption at Company's Election and the conditions of this Section 7, including the Series B Conditions to Redemption at Company's Election, have been satisfied, then each holder's Series B Notes shall be redeemed as of the Company's Series B Election Redemption Date by payment by the Company to each holder of the Series B Notes of the Company's Series B Election Redemption Price. All holders of the Series B Notes shall thereupon and within two Business Days after the Company's Series B Election Redemption Date or such earlier date as the Company and each holder of Series B Notes mutually agree, surrender all Series B Notes being redeemed on such date to the Company.

If the Company fails to pay the full Company's Series B Election Redemption Price with respect to this Note then the Series B Redemption at Company's Election shall be null and void with respect to this Note and the Holder shall be entitled to all the rights of a Holder of outstanding Series B Notes. "Series B Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on the Issuance Date and ending on and including the Company's Series B Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Series A Notes to the holders of the Series A Notes on a timely basis as set forth in Section 2(d)(ii) of the Notes; (ii) on the Series B Redemption Trigger Date the Conversion Price shall either be (A) less than the Redemption Market Price or (B) greater than 200% of the Redemption Market Price; and (iii) on each day during the period beginning 30 days prior to the date of Notice of Series B Redemption at Company's Election and ending on and including the Company's Series B Election Redemption Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc., is not suspended from trading and neither delisting nor suspension by such exchanges shall have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges. If the Company fails to timely pay any Company's Series B Election Redemption Price in accordance with this Section 7, then the Company shall not be permitted to submit another Notice of Series B Redemption at Company's Election without the prior written consent of the holders of the Series B Notes representing at least two-thirds (2/3) of the Conversion Amounts of the Series B Notes then outstanding.

8. Reservation of Shares. The Company shall, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Amounts of the Notes then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 115% of the number of shares of Common Stock for which the Conversion Amounts of the Notes are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of issuance of the Notes or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of the Notes, pro rata based on the principal amount of the Notes then held by such holders.

9. Voting Rights; Rank. Holders of the Notes shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note. Payments of principal and interest and other payments due under this Note, except as otherwise provided herein, shall rank pari passu with and shall not be subordinated to any other unsecured debt obligations of the Company.

10. Restriction on Redemption and Dividends. Until all of the Conversion Amount of this Note has been converted, redeemed or otherwise satisfied as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the holders of Notes representing a majority of the Conversion Amounts of the Notes then outstanding, except for payments on convertible securities of the Company outstanding on the Issuance Date pursuant to the terms of such convertible securities as in effect on the Issuance Date.

11. Participation. The holders of the Notes shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Notes had converted the Notes into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

12. Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Notes (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Conversion Amount of the Notes then outstanding. Until such approval or written opinion is obtained, no purchaser of Notes pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the principal amount of the Notes issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Notes, shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Notes on a pro rata basis in proportion to Conversion Amount of Notes then held by each such Holder.

13. Reissuance of Notes. Subject to Section 2(d)(viii) in the event of a conversion or redemption pursuant to this Note of less than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of this Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed.

14. Defaults and Remedies.

(a) Events of Default. An "Event of Default" is: (i) default for thirty (30) days in payment of interest or Default Interest on this Note on or after the Maturity Date; (ii) default in payment of the principal amount of this Note when and as due; (iii) failure by the Company for thirty (30) days after notice to it to comply with any other material provision of this Note; (iv) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $500,000 by the Company or for money borrowed the repayment of at least $500,000 of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, (v) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days. The Term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b) Remedies. If an Event of Default occurs and is continuing, the Holder of this Note may declare all of this Note, including any interest and Default Interest and other amounts due, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iv) and (v) of Section 14(a), this Note shall become due and payable without further action or notice. Holder may not enforce the provisions of this Section 14 except as provided in this Section 14. In addition to any remedy such holder of the Notes may have under this Note and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full

15. Vote to Change the Terms of the Notes. The Notes and any provision hereof or thereof may only be amended by an instrument in writing signed by the Company and holders of a majority of the aggregate Conversion Amount of the Notes then outstanding. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Securities Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

16. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any Common Stock issued upon exercise of this Note which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rue 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

17. Lost or Stolen Notes. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver new notes of like tenor and date; provided, however, the Company shall not be obligated to re-issue notes if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

18. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay to the Holders all attorney's fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

19. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

20. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the holder at the principal office of the Company, for a new Note or Notes (in principal amounts of at least $100,000) containing the same terms and conditions and representing in the aggregate the principal amount of this Note, and each such new Note will represent such portion of such principal amount as is designated by the holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

21. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

22. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.

23. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

24. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

25. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

26. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Note to be signed by ___________________, its _______________________, as of the ____ day of ____________, ______.

8X8, INC.

By:

Name: _______________________

Its: _______________________

Exhibit C - Form of Warrant

EXHIBIT C

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO EITHER RULE 144A UNDER SAID ACT TO A QUALIFIED INSTITUTIONAL BUYER OR RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

8X8, INC.

Warrant To Purchase Common Stock

Warrant No.: Number of Shares:

Date of Issuance: December __, 1999

8x8, Inc., a Delaware corporation (the "Company"), hereby certifies that, ____________________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this warrant (this "Warrant"), at any time or times on or after the date hereof, but not after 11:59 P.M. Central Time on the Expiration Date (as defined herein) a number of fully paid nonassessable shares of Common Stock (as defined herein) of the Company equal to the quotient of the principal amount of the Series [A / B] Notes held by the holder of this Warrant on the Series [A / B] Market Price Date (as defined below) divided by the Conversion Price (as defined in the Series [A / B] Notes) of the Series [A / B] Notes (as defined below) on the Series [A / B] Market Price Date (the "Warrant Shares") at the purchase price per share provided in Section 1(b) below; provided, however, that the Company shall not effect the exercise of this Warrant and no holder of this Warrant shall have the right to exercise this Warrant to the extent that after giving effect to such exercise such Person (together with such Person's affiliates) (A) would beneficially own in excess of 10.00% of the outstanding shares of the Common Stock following such conversion or (B) would have acquired, through the exercise of this Warrant or otherwise, in excess of 10.00% of the outstanding shares of the Common Stock following such exercise during the 60-day period ending on and including such exercise date. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, non-exercised Warrants beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, the Notes (as defined below)) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any a holder, the Company shall within two (2) Business Days confirm orally and in writing to any such holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of this Warrant and the conversion of Notes by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

      Securities Purchase Agreement. This Warrant is one of the warrants of the Company (the "Note Warrants") issued pursuant to the Securities Purchase Agreement, dated as of December 15, 1999, among the Company and the investors set forth on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement").
      Definitions. The following words and terms as used in this Warrant shall have the following meanings:
        "Approved Stock Plan" shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider for services provided to the Company.
        "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
        "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Notes. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.
        "Common Stock" means (i) the Company's common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
        "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(b)(i) and 8(b)(ii) hereof regardless of whether the Options (as defined below) or Convertible Securities (as defined below) are actually exercisable or convertible at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the Warrants.
        "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.
        "Excluded Securities" means any of the following (a) any issuance by the Company of securities in connection with a strategic partnership or joint venture with any entity whose primary business is not investing in or advising other entities, (b) shares of Common Stock issued by the Company in a firm commitment, underwritten public offering, (c) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license or other assets of another person or entity and (d) any issuance by the Company of securities as consideration to a service provider, which is not an officer or director of the Company, for services to the Company on commercially reasonable terms and which in the aggregate is less than $1,000,000.
        "Expiration Date" means the date three (3) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.
        "Notes" means the Series A Notes (as defined below) and the Series B Notes (as defined below).
        "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
        "Other Securities" means those rights, warrants, options and convertible securities of the Company issued prior to, and outstanding on, the date of issuance of this Warrant.
        "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
        "Principal Market" means the Nasdaq National Market.
        "Registration Rights Agreement" means the Registration Rights Agreement, dated December 15, 1999, by and among the Company and the investors listed on the Schedule of Investors attached thereto.
        "Restricted Securities" means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).
        "Securities Act" means the Securities Act of 1933, as amended.
        "Series [A / B] Market Price Date" means the [date which is 36 trading days after the Warrant Date {Series A} / date which is 11 trading days after the date which is 90 days after the Warrant Date {Series B}].
        "Series A Notes" means the Series A Convertible Notes issued pursuant to the Securities Purchase Agreement.
        "Series B Notes" means the Series B Convertible Notes issued pursuant to the Securities Purchase Agreement.
        "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement of any thereof.
        "Warrant Exercise Price" shall be equal to the Conversion Price (as defined in the [Series A Notes/Series B Notes]), of the [Series A/Series B] Notes, then in effect (or if no [Series A / Series B] Notes are outstanding, then the Conversion Price of the [Series A / Series B] Notes as if such [Series A / Series B] Notes were then outstanding), subject to adjustment as hereinafter provided.

Section 2. Exercise of Warrant.

      Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 6:00 P.M. Central Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) the surrender to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable, and in no event later than two Business Days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of a Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (collectively, the "Exercise Documents"). Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(e), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares.
      Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than four (4) Business Days after the Company's receipt of the Exercise Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.
      No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.
      If within four (4) Business Days of the Company's receipt of the Exercise Documents, the Company shall fail to issue to the holder a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant pursuant to Section 2(a) or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) hereof, then the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such Common Stock certificate or new Warrant, as the case may be, is not timely effected an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and/or, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and (B) the average of the Closing Bid Price of the Common Stock for the three consecutive trading days immediately preceding the last possible date which the Company could have issued such Common Stock or Warrant, as the case may be, to the holder without violating this Section 2.

(e) If, despite the Company's obligations under the Registration Rights Agreement, the Warrant Shares to be issued are not registered and available for resale pursuant to a registration statement in accordance with the Registration Rights Agreement, then notwithstanding anything contained herein, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = A x (B - C)

B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the Closing Bid Price of the Common Stock on the date immediately preceding the date of the Exercise Notice delivered in connection with such exercise.

C = the Warrant Exercise Price then in effect at the time of such exercise.

Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

      This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.
      All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.
      During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.
      The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.
      The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
      This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

Section 4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 7. Ownership and Transfer.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below.

(c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(d) Company is obligated to register the Warrant Shares for resale under the Securities Purchase Act pursuant to the Registration Rights Agreement and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Section 8(b) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan or Excluded Securities or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the "Applicable Price") equal to the average of the Closing Bid Price of the Common Stock on the five consecutive trading days immediately preceding such issue or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Warrant Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Applicable Price by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product derived by multiplying the (I) Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of this Section 8(a), the following shall be applicable:

        (i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8(a)(i) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.
        (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion or exchange of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(a), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8(a)(ii) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.
        (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.
        (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the Closing Bid Price of such securities for the twenty (20) consecutive trading days immediately preceding the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the Company.
        (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

(c) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

        (i) the Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Bid Price on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Bid Price on the trading day immediately preceding such record date; and
        (ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holder of this Warrant; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

(e) Notices.

        Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9. Exercise at the Company's Election.

(a) Exercise Right. At any time or times on or after the date which is one year after the Warrant Date, the Company shall have the right, in its sole discretion, to require that this Warrant be exercised for up to all of the Warrant Shares subject to this Warrant ("Exercise at Company's Election") at the Warrant Exercise Price then in effect; provided that the Conditions to Exercise at the Company's Election (as set forth below) are satisfied as of the Company's Election Exercise Date (as defined below).

(b) Method of Conversion. The Company shall exercise its right to Exercise at Company's Election by providing the holder of this Warrant written notice ("Notice of Exercise at Company's Election") at least five (5) Business Days prior to the date selected by the Company for exercise ("Company's Election Exercise Date"). The Company shall exercise a pro rata amount from each holder of Note Warrants based on the number of Warrant Shares subject to Note Warrants held by such holder relative to the number of Warrant Shares outstanding on the date of the Company's delivery of the Notice of Exercise at Company's Election.

The Notice of Exercise at Company's Election shall indicate (x) the number of Warrant Shares the Company has selected for exercise, (y) the Company's Election Exercise Date, which date shall be not less than five (5) or more than ten (10) Business Days after each holder's receipt of such notice, and (z) each holder's pro rata share of outstanding Warrant Shares. All Warrant Shares selected for exercise in accordance with the provision of this Section 9 with respect to which this Warrant has not been exercised shall be exercised, subject to the satisfaction of the conditions of this Section 9, as of the Company's Election Exercise Date in accordance with Section 2 as if the holders of the Note Warrants had given the Exercise Notice on the Company's Election Exercise Date. All holders of Note Warrants shall thereupon and within two (2) Business Days after the Company's Election Exercise Date surrender the Note Warrants to the Company.

(c) "Conditions to Exercise at the Company's Election" means the following conditions:

(i) on each day during the period beginning 20 days prior to the Notice of Exercise at the Company's Election and ending on and including the Company's Election Exercise Date, the Registration Statement shall be effective and available for the sale of no less than the sum of:

(A) the number of Conversion Shares then issuable upon the conversion of all outstanding Notes (without regard to any limitations on conversion),

(B) the number of Warrant Shares then issuable upon exercise of all outstanding Note Warrants (without respect to any limitations on exercise), including the Warrant Shares to be issued pursuant to this Exercise at Company's Election and

(C) the number of Conversion Shares and Warrant Shares that are then held by the holders of the Note Warrants;

(ii) on each day during the period beginning 20 days prior to the date of the Company's Notice of Exercise at Company's Election and ending on and including the Company's Election Exercise Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. and is not suspended from trading;

(iii) on each day during the 15 consecutive trading days ending on and including the date of the Company's Notice of Exercise at the Company's Election, the Closing Bid Price of the Common Stock is at least 200% of the quotient of (A) the Conversion Price (as defined in the Series [A / B] Notes) then in effect (or if no Series [A / B] Notes are outstanding, then the Conversion Price of the Series [A / B] Notes as if such Series [A / B] Notes were then outstanding), divided by (B) 1.175;

(iv) if required by Section 4(l) of the Securities Purchase Agreement, the Company's stockholders shall have approved the issuance of the Securities (pursuant to Section 4(l) of the Securities Purchase Agreement) on or prior to the date of the Company's Notice of Exercise at Company's Election;

(v) during the period beginning on the Warrant Date and ending on and including the Company's Election Date, the Company shall have delivered Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Note Warrants to the Buyers on a timely basis as set forth in Section 2(d)(ii) of Notes and Sections 2(a) and 2(b) of the Note Warrants, respectively; and

(vi) the Company otherwise has satisfied its obligations and is not in default under the Notes, the Securities Purchase Agreement, the Note Warrants and the Registration Rights Agreement.

(d) Notwithstanding the above, the holder of this Warrant may exercise this Warrant (including Warrant Shares selected for exercise) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Exercise Date (and, after such holder's receipt of the Notice of Exercise at Company's Election, without regard to the conversion limitations set forth herein).

Section 10. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") written agreement (in form and substance satisfactory to the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exerciseability of this Warrant).

Section 11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 12. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

8x8, Inc.

2445 Mission College Blvd.

Santa Clara, California 95054

Telephone: (408) 727-1885

Facsimile: (408) 933-0234

Attention: Chief Executive Officer

With copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Telephone: 650-493-9300

Facsimile: 650-493-6811

Attention: John T. Sheridan, Esq.

If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Investors to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Investors, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 13. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

Section 14. Date. The date of this Warrant is December ___, 1999 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 15. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding; provided that no such action may increase the Warrant Exercise Price of the Warrants or decrease the number of shares or class of stock obtainable upon exercise of any Warrants without the written consent of the holder of such Warrant.

Section 16. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

Section 17. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any Common Stock issued upon exercise of this Warrant which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by ___________________, its ____________________________, as of the ___ day of ____________, ______.

8X8, INC.

By:

Name:

Title: